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                                 AMENDED AND RESTATED

                            LIMITED PARTNERSHIP AGREEMENT

                                          OF

                               WEST VALLEY PARTNERSHIP

     THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Restated Partnership Agreement") is made as of the 31st day of December, 1985 between MAY CENTERS, INC., a Missouri corporation ("MCI") as "General Partner" and the partners (the "Limited Partners") designated as Limited Partners in the "Schedule of Partners" attached hereto as Exhibit "A" and made a part hereof (the General Partner and Limited Partners are collectively referred to as the "Partners").

                                       RECITALS

     A. West Valley May Corp., a Missouri corporation, The Landacre Corporation, and Mervyn LeRoy (the "Original Partners") entered into a Certificate of Limited Partnership and Limited Partnership Agreement (the "Original Partnership Agreement") dated February 17, 1960, by which they established West Valley Partnership as a California limited partnership. A copy of the Original Partnership Agreement was recorded on February 24, 1960 as Instrument No. 2785 in Book M 452, Page 433 of the Official Records of Los Angeles County, California.

     B. The Original Partnership Agreement was amended by the following documents: Amendment dated September 10, 1963, recorded in the Official Records of Los Angeles County, California on September 26, 1963 as Instrument No. 5725 in Book M 1353, Page 951; Second Amendment dated October 1, 1963, recorded in the Official Records of Los Angeles County, California on December 31, 1963 as Instrument No. 6663 in Book M 1421, Page 369; Third Amendment dated
December 31, 1971, recorded in the Official Records of Los Angeles County, California on December 31, 1971 as Instrument No. 2608 in Book M 3943, Page 820; Fourth Amendment dated February 28, 1973, recorded in the Official
Records of Los Angeles County, California on March 2, 1973 as Instrument No. 4518 in Book M 4301, Page 289; and Fifth Amendment dated August 8, 1979, a copy of which was recorded in the Official Records of Los Angeles County, California on August 14, 1979 as Instrument No. 79-899953.

     C. The Partners are all the successors in interest to the Original Partners and collectively hold one hundred percent (100%) of the interests in and to the Partnership.

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     D.   The Partners now desire to further amend the Original Partnership
Agreement and to restate the terms thereof in the manner set forth in this Restated Partnership Agreement.

                                      AGREEMENTS

     In consideration of the mutual covenants contained herein, the Partners amend and restate the Limited Partnership Agreement of West Valley Partnership, in its entirety, as follows:

                                      ARTICLE 1

     1.1 The Partners shall continue to operate as a limited partnership (the "Partnership") pursuant to the provisions of the Uniform Limited Partnership Act, Sections 15501 through 15533 and Section 15632 of the California Corporations Code (the "Act"), and under the terms and conditions of this Restated Partnership Agreement.

     1.2 The Partners shall execute, publish, file and record, in each jurisdiction where the Partnership acquires property or otherwise does business, a copy of such certificates of limited partnership, fictitious business name certificates and such other recordings or filings as may be required under applicable laws to preserve the Partnership's status as a limited partnership and the right to the use of its name.

                                      ARTICLE 2

     2.1 The only purposes for which the Partnership is formed shall be to own, develop, construct, operate, lease, manage, maintain, finance and refinance (collectively, "Manage") the real property and improvements thereto (the "Partnership Property") described in Exhibit "B", attached hereto and made a part hereof, primarily for use as a mixed-use, commercial, office and hotel development. The Partnership shall be authorized to engage in such operations and businesses and to do such other things as are necessary or appropriate for the furtherance of the foregoing purposes. The Partnership shall not engage in any business other than as described herein without the prior written consent of Class A Limited Partners holding, in the aggregate, "Percentage Interests" (as defined in Section 4.2 hereof) greater than or equal to 34.5% (which constitutes at least 60% of the Class A Limited Partners' Percentage Interests).

     2.2 Nothing contained in this Restated Partnership Agreement shall be construed so as to prohibit any Partner or any "Affiliate" (as defined in Section 6.3 hereof) from owning, operating, or investing, directly or indirectly, in any real estate development or other business not owned or operated by the Partnership, wherever located. Each Partner agrees that the other Partner, any Affiliate or any related person or entity may engage in or possess an interest in any other business venture or ventures of any nature and description, independently or with others, whether or not in competition with the Partnership, in-


                                       2

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cluding but not limited to the ownership, financing, leasing, operation, management, syndication, brokerage and development of real property; none of the same shall be deemed a Partnership opportunity; and neither the Partnership nor the Partners shall have any rights by virtue of this Restated Partnership Agreement in and to such independent ventures or to the income or profits derived therefrom.

     2.3  The name of the Partnership shall be WEST VALLEY PARTNERSHIP.

     2.4 The principal place of business of the Partnership will be at 611 Olive Street, St. Louis, Missouri 63101, or at such other location as the General Partner may select.

                                      ARTICLE 3

     3.1 The Partnership shall continue from the date of this Restated Partnership Agreement, through December 31, 2015, unless sooner terminated as hereinafter provided.

                                      ARTICLE 4

     4.1  The Partners of this Partnership shall be divided into two classes:
General Partner and Limited Partners. The Limited Partners shall be designated as Class A Limited Partners and Class B Limited Partner for the purposes set forth in this Restated Partnership Agreement. As used herein, the terms "Class A Limited Partners" and "Class B Limited Partner" shall mean the persons or entities designated as such in the Schedule of Partners, and their respective successors and assigns.

     4.2 The names, places of residence, status and the percentage interests (the "Percentage Interests") of each Partner of this Partnership are set forth in the Schedule of Partners.

     4.3 The Partners have heretofore contributed to the capital of the Partnership such sums as they have deemed adequate for the organization and operation of the Partnership.

     4.4 The Partners shall not be required to make any additional contributions to the capital of the Partnership, except with the prior written consent of all Partners. Except as specifically provided in this Restated Partnership Agreement, the Partners shall not make any withdrawals of Partnership capital, except by their unanimous agreement.

     4.5 The General Partner shall Manage the Partnership Property subject to the following conditions:

          (a) The General Partner shall use its best efforts to Manage the Partnership Property on a financially efficient and businesslike basis.


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          (b)  The General Partner shall not be liable for the failure, for reasons beyond its reasonable control, to Manage the Partnership Property on a profitable basis, nor shall it be liable for the results of any action or nonaction taken by it in good faith and in the exercise of its sound business judgment. The General Partner shall be excused from performing any obligation or undertaking provided in this Restated Partnership Agreement so long as the performance thereof is prevented or delayed, retarded or hindered by act of God, fire, earthquake, floods, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strikes, lockouts, actions of labor unions, condemnation, requisition, laws, orders of government or civil or military or naval authorities or any other cause whether similar or dissimilar to the foregoing not within the reasonable control of the General Partner.

     4.6 The General Partner shall be vested with all powers conferred by law and particularly is authorized and empowered, acting alone and on behalf of this Partnership, to Manage the Partnership Property and to perform such acts by, for, and on behalf of the Partnership as shall be reasonably related and incidental thereto, all without any authorization or instruction from the Limited Partners, except as otherwise provided in Sections 4.7, 4.8, 4.9 and 6.2 of this Restated Partnership Agreement. Any act by the General Partner on behalf of this Partnership shall be conclusively presumed, in favor of any third person or persons contracting or dealing in good faith with this Partnership, to be valid and binding upon this Partnership and to have been done within the scope of the powers given to the General Partner by this Restated Partnership Agreement. Such powers may be exercised at any time and from time to time during the existence of this Partnership in such manner that the effectiveness of any such exercise may be for terms within or extending beyond the duration of this Partnership. Such powers may be exercised through such officers and employees of the Partnership or the General Partner, or through such agents and independent contractors as the General Partner shall deem appropriate. Such powers shall include but shall not be limited to the power to construct and Manage upon or beneath the surface of the Partnership Property all such buildings or other structures or other improvements or facilities as the General Partner, in its discretion shall deem appropriate. The powers of the General Partner under this Section shall include, but shall not be limited to, the power to perform the following:

          (a) To make, enter into, execute and deliver in the name and on behalf of this Partnership any and all such contracts and agreements for materials and services, personal or otherwise, with respect to site development, architectural planning, construction, and other improvements on the Partnership Property, and all such agreements and commit-


                                          4
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     ments for the operation, management and maintenance of the Partnership
     Property, all on such terms and conditions and for such consideration as the General Partner shall deem appropriate, and to carry out and perform any and all such agreements and commitments, and to expend funds of the Partnership in connection with the development, construction, operation, leasing, management and maintenance (collectively, "Management") of the Partnership Property.

          (b) To borrow and collect in the name and on behalf of this Partnership at any time and from time to time such sum or sums of money and upon such terms, conditions, and rates of interest as the General Partner shall deem appropriate for or in relation to the Management of the Partnership Property, or the refinancing of any indebtedness of this Partnership, and to make, execute and deliver in the name and on behalf of this Partnership any and all notes or other instruments or evidences of indebtedness and all such deeds of trust, mortgages, pledge agreements, or other instruments with respect to the Partnership Property, all on such terms or conditions as the General Partner shall deem appropriate as security for the payment of any indebtedness of this Partnership. All substantial expenditures for capital construction by the Partnership shall be financed by means of loans from the General Partner, its Affiliates, or from third parties, it being the intent of the Partners that capital construction shall not be financed out of the current earnings of the Partnership; provided, however, that, subject to the terms of Section 4.7(a) hereof, expenditures for capital construction may be financed out of other funds of the Partnership if the same will not, in the judgment of the General Partner, jeopardize the ability of the Partnership to distribute the "Net Cash Flow" (as defined in Section 5.4) of the Partnership to the Partners as soon after the end of each fiscal year as the amount thereof reasonably can be determined and paid.

          (c) To negotiate for, make, execute and deliver in the name and on behalf of this Partnership any and all leases, or other agreements for the possession, use or occupancy of the land and the buildings of the Partnership Property, to such persons and for such rent, terms, covenants and conditions and undertakings as the General Partner shall deem appropriate and to demand, receive and collect for and on behalf of this Partnership all the rents or other payments payable under such leases or other agreements and to commence, maintain and prosecute in the name and on behalf of this Partnership all actions or other proceedings deemed by the General Partner to be appropriate for the collection thereof, or for the enforcement of any other terms, conditions or undertakings set forth in any such lease or other agreement.

          (d) To grant for and on behalf of this Partnership such easements, licenses, rights, privileges, or powers in


                                          5

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     or incidental to the Partnership Property or any portion thereof, including the common areas and facilities referred to in Section 4.5(i), as the General Partner shall deem appropriate, including but without limiting the generality of the foregoing, the grant to any such party of the power to license such party's directors, officers, employees, agents, contractors, invitees, licensees, concessionaires, patrons and clients to use the common areas and facilities referred to in Section 4.5(i).

          (e) To commence, maintain and prosecute to final judgment or decision in the name and on behalf of this Partnership any and all actions or proceedings which the General Partner shall deem appropriate for the establishment, enforcement, preservation or maintenance of any right, privilege, power or immunity of this Partnership.

          (f) To ask, demand, sue for, recover, collect and receive (and to expand and disburse the proceeds thereof for any and all purposes to which this Section 4.5 relates) each and every sum of money, debt, account and demand which shall become due, owing or payable to this Partnership and to use and take any lawful means for the recovery thereof by legal process or otherwise, and to execute and deliver a satisfaction or release therefor, together with the right and power to compromise or compound any claim or demand.

          (g) To grant or dedicate by deed or otherwise at any time and from time to time, in the name and on behalf of this Partnership an interest in fee, easement right, right of way, license, or other interest in or to any portion or portions of the Partnership Property the General Partner shall deem appropriate for street, highway, flood control, public utility, or other public purposes, and to make, execute and deliver in the name of this Partnership all such deeds, grants, or other instruments to effectuate the same, without consideration or for such consideration all as the General Partner shall deem appropriate.

          (h) To file at any time and from time to time such reservations, restrictions, covenants, or conditions, in the name and on behalf of this Partnership with respect to any portion or portions of the Partnership Property as the General Partner shall deem appropriate, and to make, execute and deliver in the name and on behalf of this Partnership all such instruments as the General Partner shall deem appropriate to effectuate the same.

          (i) To Manage on the Partnership Property at the expense of this Partnership common areas and facilities for the use, convenience, enjoyment, or comfort of persons occupying, using, or otherwise coming upon the Partnership Property for purposes connected with its operation or operation of the businesses or conduct of the profession of occupants of the Partnership Property, including, but not limit-


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     ed to surface vehicular parking, subsurface vehicular parking, elevated vehicular parking, service delivery tunnels, concourses, sidewalks, malls, roadways, driveways, stairways and restrooms.

          (j) To grant to and receive from any tenant or occupant of a portion of the Partnership Property such easements, rights, rights of way and licenses, surface and subsurface, and to enter into such other agreements with such tenants or occupants as may be reasonably appropriate including but not limited to party wall agreements, agreements for the design, construction, location and maintenance of common foundations, support structures and other facilities which may serve, support, connect or be a part of buildings or other improvements of both this Partnership and such other party, it being contemplated that, in the interest of effecting over-all economy and efficiency in the development of the Partnership Property certain facilities of this Partnership and such other party will be inter-related, connected or located on the premises or building of the other.

     4.7 The General Partner shall not cause the Partnership to take any of the actions enumerated in subparagraphs (a) through (g) of this Section 4.7 without the prior written consent of Class A Limited Partners holding, in the aggregate, Percentage Interests greater than or equal to 34.5% (which constitutes at least 60% of the Class A Limited Partners' Percentage Interests). Each Class A Limited Partner agrees that it shall not unreasonably withhold or delay such consent. All disputes concerning whether any such consent was unreasonably withheld or delayed shall be resolved by arbitration in the manner described in Section 7.6 of this Restated Partnership Agreement. The following actions shall be governed by this Section.

          (a) Any expenditure by the Partnership in excess of $100,000.00 (the "Capital Expenditure Limit") in any one fiscal year for capital improvements. The Capital Expenditure Limit shall be increased on January 1, 1987, and on every annual anniversary thereafter, in proportion to the increases, if any, in the Consumer Price Index All Items Los Angeles, Long Beach, Anaheim over the value of such index as of the date hereof

          (b) Any incurrence of indebtedness by the Partnership for the purpose of distributing the net proceeds thereof to the Partners.

          (c) Any material change to the densities and uses proposed for the Partnership Property in (i) the Disposition and Development Agreement (the "Lowe Agreement") between Lowe Development Corporation ("LDC") and the Partnership dated as of June 7, 1985, (ii) the "Master Plan" developed by LDC pursuant to the Lowe Agreement, and (iii) the letter of intent (the "Hotel Letter") dated as of July 12, 1985 between the Partnership and Northview Corporation.


                                          7

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          (d)  Any reduction of the Partnership's interest in any partnership formed pursuant to the Lowe Agreement to less than forty percent (40%).

          (e) Any reduction by more than ten percent (10%) of the "Net Rent" payable by the Tenant under any ground lease entered into by the Partnership pursuant to the Lowe Agreement, or any such reduction in the "Base Rent" payable by Northview Corporation pursuant to the Hotel Letter.

          (f) The approval, on behalf of the Partnership, of the densities, uses and material economic terms of any agreement relating to the development of any portions of the Partnership Property which are not to be otherwise developed pursuant to the Lowe Agreement or the Hotel Letter.

          (g) The entering by the Partnership, into any contract or agreement between the Partnership and the General Partner or any Affiliate of the General Partner.

     4.8 The General Partner shall not cause the Partnership to sell the fee interest in all or any part of the Partnership Property without the prior written consent of Class A Limited Partners holding, in the aggregate, Percentage Interests greater than or equal to 43.125% (which constitutes 75% of the Class A Limited Partners' interests). All requests by the General Partner for the consent of the Class A Limited Partners under this Section either shall be sent simultaneously to all Class A Limited Partners or shall be sent to the "Limited Partner Representatives" (as such term is defined in Section 7.5 hereof). Any Class A Limited Partner as of the date of this Restated Partnership Agreement, or any successor to such Class A Limited Partner's interest in the Partnership if such successor is a "Related Party", may grant or withhold its consent under this Section for reasons within such Limited Partners' sole and absolute discretion. For the purposes of this Restated Partnership Agreement, a "Related Party" shall mean: (a) any ancestor or issue of such Class A Limited Partner; or (b) any sibling or issue of a sibling of such Class A Limited Partner; or (c) any spouse of such Class A Limited Partner or any spouse of a person named in Section 4.8(b) or (c) hereof; or (d) with respect to any Class A Limited Partner who, on the date of this Restated Partnership Agreement is a Trustee, the beneficiary of such trust or any person related to such beneficiary in the manner described in Section 4.8(a), (b), or (c) hereof; or (e) with respect to Stusan, a limited partnership, then either Stanley K. Sheinbaum or Susan Sperling Cato in the manner described in Section 4.8(a), (b) or (c) hereof; or (f) any trust for the benefit of any person described in Section 4.8(a), (b) or (c) hereof; or (g) any corporation or partnership which is wholly owned by one or more of the persons or entities described in this Section 4.8. Any successor to any Class A Limited Partner who is not a Related Party to the Class A Limited Partners as of the date of this Restated Partner-


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ship Agreement shall not unreasonably withhold or delay its consent to a request for consent under the terms of this Section. Any dispute concerning whether a consent was unreasonably withheld or delayed shall be resolved by arbitration in the manner described in Section 7.6 of this Restated Partnership Agreement.

     4.9 The Class A Limited Partners acknowledge that Affiliates of MCI (as such term is defined in Section 6.6 hereof) own or have an interest in certain real property (the "Topanga Plaza Property") described in Exhibit "D", attached hereto and made a part hereof. The Limited Partners acknowledge that the General Partner and its Affiliates may have interests and loyalties ("Conflicts of Interest") which conflict with the interests and loyalties of the Partnership. The following provisions shall apply to any such Conflict of Interest:

          (a) The General Partner shall not take any action, nor shall the General Partner cause or permit any Affiliate of the General Partner, to take any action with respect to any Conflict of Interest which constitutes fraud, bad faith or gross misconduct, nor shall the General Partner take any action or cause or permit any Affiliate of the General Partner to take any action, which is intended to disproportionately benefit the General Partner or its Affiliates to the material detriment of the Partnership without the prior written consent of Class A Limited Partners holding, in the aggregate, Percentage Interests greater than or equal to 34.5%; provided, however, that no claim shall be made by the Partnership or the Limited Partners under this Section solely on account of any lost business opportunity.

          (b) The General Partner may, at its election, request the consent of the Class A Limited Partners to any action by the General Partner or its Affiliates which the General Partner believes constitutes or may constitute a Conflict of Interest. The Class A Limited Partners shall not unreasonably withhold or delay this consent to such a request. The Class A Limited Partners shall be deemed to have consented to such a request if such consent shall have been given by Class A Limited Partners holding, in the aggregate, Percentage Interests greater than or equal to 34.5%.

          (c) Any disputes concerning (i) whether an action by the General Partner or its Affiliates violated the standard of conduct set forth in
     Section 4.9(a) hereof, or (ii) whether one or more Class A Limited Partners unreasonably withheld or delayed its consent to a request made by the General Partner pursuant to the terms of Section 4.9(b) hereof, shall be resolved by arbitration in the manner described in Section 7.6 hereof.

          (d) The Class A Limited Partners hereby waive any claim or cause of action against the General Partner or The May Department Stores Company, a New York corporation ("MDS"), with respect any actions taken by MDS with respect


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     to the parcel of land (the "MDS Parcel") described in Exhibit "E", attached hereto and made a part hereof.

          (e) The Partnership and the Class A Limited Partnership have entered into a certain Agreement of even date herewith (the "Basic Agreement") by which the Class A Limited Partners have agreed to sell their interest in the Topanga Plaza Property to JMB Income Properties, Ltd. - XII. All disputes relating to or arising out of the Basic Agreement shall be resolved in the manner provided therein. The General Partner shall be authorized, without being required to obtain any additional or further consent, to cause the Partnership to comply with its obligations under the Basic Agreement.

     4.10 The Partnership shall reimburse the General Partner for certain costs and expenses (the "Management Expenses") as more fully defined in Exhibit "F", attached hereto and made a part hereof.

                                      ARTICLE 5

     5.1 The fiscal year of the Partnership shall be January 1 to December 31. The net profit or net loss of the Partnership shall be determined in accordance with generally accepted accounting principles as soon as possible after the close of each fiscal year.

     5.2 The net profits earned by the Partnership during each fiscal year shall be credited as of the close thereof to capital accounts of the Partners in the proportion to their respective Percentage Interests set forth in the Schedule of Partners attached hereto as Exhibit "A".

     5.3 Any net loss incurred by the Partnership during any fiscal year shall be debited as of the close thereof to the capital accounts of the Partners in the proportion to their respective Percentage Interests.

     5.4 The General Partner shall have sole discretion to determine the amount and time of distributions to Partners on account of earnings, depreciation and otherwise, provided, however, that all "Net Cash Flow" (as hereinafter defined) of the Partnership (determined on the basis of generally accepted accounting principles, consistently applied) shall be distributed to the Partners, in proportion to their respective Percentage Interests, as soon after the end of each fiscal year as the amount thereof reasonably can be determined and paid. The term "Net Cash Flow" shall mean all cash received by the Partnership from all sources during a fiscal year, including, without limitation, the net proceeds of any sale, financing or refinancing of Partnership Property, less:

          (a) all "Management Expenses" for which the General Partner may be reimbursed under the terms of Section 4.10 hereof;


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          (b)  all costs of Managing the Partnership Property to the extent paid in cash during such fiscal year but excluding such payments to the extent that the amounts thereof were funded from reserves held for such purpose;

          (c) all other operating or other expenses of the Partnership attributable to the Partnership Property paid in cash during such fiscal year, or any casualty losses to the extent that such losses are not reimbursed during such month by any person responsible therefor or through insurance maintained by the Partnership, but not including any expenses paid in cash to the extent that such expenses were funded from reserves held for such purpose;

          (d) all cash payments made with respect to the discharge of Partnership indebtedness during the calendar year, including loans made by Partners, but excluding any payments to the extent that the amounts thereof were funded from reserves held for such purpose;

          (e) all reasonable amounts of reserved cash as shall be determined by the General Partner to be necessary or advisable for:

               (i) the repayment of Partnership indebtedness coming due in such future time as shall be determined by the General Partner;

               (ii)  the Management of the Partnership Property; and

               (iii) increases in working capital and other contingencies.

     5.5 No Limited Partner shall be personally liable for any of the debts of the Partnership, or any of the losses thereof beyond the interest of such Limited Partner in the Partnership.

     5.6 Proper and complete books of account of the business of the Partnership, including separate records as to Management Expenses, shall be kept under the supervision of the General Partner at the principal place of business of the Partnership and shall be open to inspection and available for photocopying and the right to audit by any Limited Partner or their accredited representatives, at such Limited Partner's expense, at any reasonable time during business hours.

     5.7 The General Partner shall use diligent efforts to cause to be prepared and distributed to the Limited Partners the following reports:

          (a) Within 90 days after the end of each fiscal year of the Partnership, an annual report containing:


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               (i)  An audited balance sheet of the Partnership as of the end of such fiscal year, and audited statements of income, Partners' equity, and changes in financial position for the Partnership for such fiscal year; and

               (ii) A report of the activities of the Partnership during such fiscal year;

          (b) Within 75 days after the end of each fiscal year of the Partnership, a report containing all information with respect to the Partnership and its operations during such fiscal year as the Partners will require for preparation of their own federal and state income tax returns, including a copy of each of the Partnership's federal and state information tax returns for such fiscal year; and

          (c) Within 21 days after the end of each quarter, a financial report of the Partnership for the immediately preceding quarter, in a format substantially the same as the form attached hereto as Exhibit "G".

                                      ARTICLE 6

     6.1 Upon the expiration of the term of this Partnership, or at any time during the term hereof, upon the agreement of Partners with aggregate Percentage Interests greater than seventy-five percent (75%), the Partnership shall be dissolved and its liabilities and obligations to creditors shall be paid or provided for. Payment next shall be made in cash to the Partners on account of the unpaid balance of their income accounts, and if necessary, the Partnership shall borrow against its property as security, sufficient cash to make such payment. The remaining assets of the Partnership shall be distributed in kind to the Partners, in undivided interests, in proportion to their respective Percentage Interests.

     6.2  Except for transfers which are permitted under the terms of Section
6.6 hereof, the General Partner shall not voluntarily sell or transfer ("Assign") all or any part of its general partnership interest in this Partnership except in compliance with the applicable terms of Sections 6.3, 6.4,
6.5 and 6.6 of this Agreement.

     6.3 If the General Partner proposes to Assign its interest in this Partnership (except for transfers which are permitted under the terms of Section
6.6 hereof), the General Partner shall comply with the applicable provisions of Sections 6.4 and 6.5. In either event, the General Partner shall deliver written notice of such intent (the "Marketing Notice") to the Limited Partners. The Marketing Notice shall state the purchase price for which the General Partner proposes to sell its interest in the Partnership. The Limited Partners shall have a period of thirty (30) days following delivery of the Marketing Notice in which they may request the General Partner in writing to sell all of


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the Partnership Property in lieu of such a sale of the General Partner's interest in the Partnership. If the General Partner receives such authorization in writing from Class A Limited Partners holding Percentage Interests which, in the aggregate, are greater than or equal to 43.125% (the "Sale Authorization Notice"), then the General Partner shall use diligent, reasonable efforts to sell all the Partnership Property. The sale price for all of the Partnership Property shall be not less than 2.353 times the sale price proposed for the sale of the General Partner's interest, as set forth in the Marketing Notice. The sale price for the Partnership Property under this Section shall be payable in cash or other immediately available funds, unless otherwise approved in writing by Class A Limited Partners holding Percentage Interests greater than or equal to 43.125%, which approval shall not be unreasonably withheld. The General Partner is hereby authorized to execute on behalf of the Partnership any agreement for such a sale of all of the Partnership Property which complies with the requirements of this Section, and the Class A Limited Partners shall be deemed to have approved such agreement and the sale contemplated thereby. If (a) despite such diligent, reasonable efforts, the General Partner shall have been unable to sell all of the Partnership Property within a three month period following the delivery of the Sale Authorization Notice on terms authorized by this Section, or (b) if no timely Sale Authorization Notice is given within the time permitted therefor, or (c) if the Class A Limited Partners fail to approve, within 15 days after written request therefor, the terms of sale proposed by the General Partner, then the General Partner may proceed to sell its interest in this Partnership, subject to the applicable provisions of Section 6.4 and 6.5 hereof.

     6.4 During the period beginning as of the date of this Restated Partnership Agreement and continuing thereafter until the "Full Development Date" (as hereinafter defined), but except for transfers which are permitted under the terms of Section 6.6 hereof, the General Partner shall not Assign all or any part of its general partnership interest in the Partnership without the prior written consent of Class A Limited Partners holding, in the aggregate, Percentage Interests greater than or equal to 34.5%. Such consent by the Class A Limited Partners shall not be unreasonably withheld or delayed, but may be withheld if the proposed purchaser: (a) does not have reasonable experience and an established reputation in developing, owning and operating commercial property of the size and the character of the Partnership Property in Southern California or (b) does not possess reasonable financial credit in amounts sufficient to enable it to conduct the affairs of the Partnership. Any disputes arising under this Section concerning whether the consent of the Class A Limited Partners was unreasonably withheld shall be resolved by arbitration pursuant to
Section 7.6 hereof. For purposes of this Article 6, the term "Full Development Date" shall mean the date two years following the completion of two or more new commercial buildings on the


                                          13
                                 (Next page is 13(a))

Partnership Property which contain, in the aggregate, not less than 350,000 square feet of Floor Area.

     6.5 After the Full Development Date, except for transfers which are permitted under the terms of Section 6.6 hereof, the General Partner shall not Assign all or any part of its general partnership interest in this Partnership except in compliance with the following terms and conditions:


                                        13(a)

          (a) If the General Partner proposes to Assign any or all of its partnership interest to a third party, the General Partner shall give the Limited Partner written notice thereof (the "Transfer Notice") which shall set forth in reasonable detail the terms and conditions of the proposed assignment of such partnership interest and the identity of the intended assignee, who must be a bona fide offeree and the sale to whom must be legally permissible. The Transfer Notice shall contain, or shall be deemed to contain, an offer to sell the General Partner's partnership interest or portion thereof covered by the Transfer Notice to the Limited Partners or their designees on the same terms and conditions. Such offer shall remain open for acceptance or rejection by the Limited Partners or their designees for a period of forty-five (45) days after receipt of the Transfer Notice.

          (b) If the Limited Partners or their designees do not elect within such 45-day period to purchase the partnership interest of the General Partner, the General Partner shall thereafter be entitled to Assign its partnership interest or portion thereof covered by the Transfer Notice for a period of one hundred eighty (180) days following the expiration of such forty-five (45) day period, on terms and conditions no less favorable to the General Partner than those set forth in the Transfer Notice. If the General Partner's partnership interest or portion thereof covered by the Transfer Notice is not assigned in such manner within the 180-day period, then the restrictions of this Section 6.5 shall again become effective with respect to the General Partner's partnership interest as if no offer to Assign such partnership interest had been made.

          (c) If the Limited Partners or their designees elect within said 45-day period to purchase the partnership interest of the General Partner or portion thereof covered by the Transfer Notice, written notice of said election shall be delivered by such Limited Partners to the General Partner within said period and the purchase shall be consummated on the terms and conditions set forth in the Transfer Notice; provided, however, that the closing shall take place not less than sixty (60) days nor more than ninety
     (90) days after the Limited Partners deliver such notice. If more than one Limited Partner shall elect to purchase the partnership interest of the General Partner or portion thereof covered by the Transfer Notice, then the Limited Partners making such election shall acquire the interest of the General Partner or portion thereof covered by the Transfer Notice in the proportions which their respective Percentage Interests bear to one another.

          (d) If any Limited Partner shall elect to purchase all or any portion of the General Partner's partnership interest pursuant to this Section and shall thereafter, because of its default, fail to consummate such purchase, then without limiting other rights and remedies available to the General Partner, the defaulting Limited Partner shall forfeit any further rights under this
     Section 6.5.

     6.6 The Limited Partners have agreed that, upon the execution and delivery by MCI of a Guaranty in the form attached hereto as Exhibit "H", MCI may transfer its interest in the Partnership (both as the General Partner and as the Class B Limited Partner) to Topanga Properties, Inc., a Delaware corporation ("TPI") which is a wholly owned subsidiary of MCI. Thereafter, the rights of the Limited Partners under Sections 6.2, 6.3, 6.4 and 6.5 shall not apply to any subsequent sale, transfer or assignment by the General Partner to any "Affiliate". For purposes of this Restated Partnership Agreement, the term "Affiliate" shall mean any of the following: (a) MDS; (b) MCI; (c) any wholly owned subsidiary of either MDS, MCI or TPI; or (d) any entity in which either MDS, MCI or TPI or their respective, wholly owned subsidiaries own at least twenty-five percent (25%) of the voting control thereof and over which MDS, MCI or TPI or their subsidiaries, as the case may be, has effective control. Any transfer of stock or of a partnership interest in an Affiliate which reduces the interest of MDS, MCI, TPI or their subsidiaries to less than twenty-five percent (25%) shall be subject to the rights of the Limited Partners under this
Article 6.

     6.7 Upon the sale or transfer by the General Partner of its interest in the Partnership, the selling General Partner shall be released from all obligations under this Agreement accruing after the effective date of such sale or transfer, but the selling General Partner shall remain liable for all obligations accruing prior thereto.

                                      ARTICLE 7

     7.1 Any notice or other document required or permitted to be given hereunder to any of the Partners by the other, shall be in writing and delivered personally or sent by registered mail, postage prepaid, return receipt requested, or any overnight courier service to the address for such Partner set forth in the Schedule of Partners attached hereto as Exhibit "A".

     7.2 Any Partner shall have the right at any time, and from time to time, to designate another address for the service of notices, by written notice given to the other Partners in the manner provided in Section 7.1. Any notice, report, request, instruction, consent, or other document given pursuant to this
Article 7 shall be deemed for all purposes to have been given on the date the same was personally delivered or the date such notice was either deposited in the United States mail as registered mail, with postage thereon fully prepaid, or deposited with an overnight courier service.

     7.3 The Partners agree to execute any further instruments, and to perform any further acts which are or may become necessary to effectuate and carry out the purposes of this Partnership, as set forth in this Restated Partnership Agreement.

     7.4 The Partners agree to execute, acknowledge, and cause to be recorded in the manner prescribed by the Act, any amendment to this Restated Partnership Agreement which may be required by law as a result of any change in the status of the Partnership, or a cancellation of this Restated Partnership Agreement, as required by the Act, when the Partnership is dissolved.

     7.5 Any action to be taken, or any approval or consent to be given by the Limited Partners shall require that such action, approval or consent shall not be unreasonably withheld or delayed, except as provided in Section 4.8. The Class A Limited Partners hereby appoint Stanley K. Sheinbaum and Warner LeRoy as their representatives (the "Limited Partner Representatives") for the purpose of taking such actions or giving such consents or approvals on their behalf, in accordance with the Agency Agreement of even date herewith executed by the Class A Limited Partners. The General Partner may rely upon any written action, consent or approval signed by both Limited Partner Representatives, as the binding act of the Class A Limited Partners, as provided in said Agency Agreement.

     7.6 Arbitration shall be the sole and exclusive remedy available under this Agreement where a controversy has arisen between the Partners with respect to a claim by any Partner that consent or approval has been unreasonably withheld or delayed and then only in those instances where this Agreement or applicable law provides that consent or approval shall not be unreasonably withheld or delayed. Such arbitration proceedings shall be conducted in the following manner:

          (a) When a request is made by a Partner (the "First Partner") to the other Partner (the "Second Partner") for the consent or approval of the Second Partner, and the Second Partner fails to grant such consent or approval or fails to respond thereto within the time specifically set forth in this Agreement, or if not so specified, within 20 days after delivery of such request, and the First Partner believes that such consent or approval was unreasonably withheld or delayed, then after expiration of the appropriate period, the First Partner may request arbitration by notifying the Second Partner in writing of the following: (i) the First Partner's desire to arbitrate, (ii) the basis on which the First Partner claims that the withholding of consent or approval was unreasonable, (iii) the First Partner's arguments in support thereof briefly stated (although the First Partner will not be foreclosed from advancing other and additional arguments at the time of the arbitration hearing), and (iv) the names of three persons, one of whom is to be selected as the arbitrator.

          (b) Within seven days after receipt of said notice, the Second Partner shall deliver a notice to the First Partner containing the same information, according to its ver-sion; if any of the three proposed arbitrators is satisfactory, that statement shall also be made, naming the satisfactory arbitrator.

          (c) If there is any difference between the Partners concerning the issue or issues or the arbitrator, and if they are unwilling or unable to resolve those matters within seven days after the First Partner receives the reply notice from the Second Partner, the dispute concerning the issue or issues shall be determined by the arbitrator; and if the name of the arbitrator has not been selected or agreed to, either Partner may apply for designation of an arbitrator in accordance with Section 1281.6 of the California Code of Civil Procedure or any successor California statute pertaining to the court appointment of arbitrators.

          (d) The place of arbitration shall be Los Angeles, California, unless the Partners select in writing another mutually satisfactory location.

          (e) The arbitrator shall notify the Partners as promptly as feasible after the arbitrator has been selected as to the date, time, place of hearing and any other matters which the arbitrator deems necessary. The arbitrator shall determine all of the rules to be followed in connection with the arbitration hearing. The arbitration award shall be rendered in writing as soon after the conclusion of the arbitration hearing as may be feasible, and in no event later than ten days thereafter.

          (f) The arbitrator shall not have the right to add to, subtract from, change or otherwise alter this Agreement or any term hereof, and particularly the arbitrator shall not have the right to include damages as part of the award. The sole effect of a finding by the arbitrator that a consent or approval was unnecessarily withheld shall be that such consent or approval shall be deemed to have been granted.

          (g) The cost of arbitration, including, without limitation, the arbitrator's fees and expenses, and the reasonable attorneys' fees and costs incurred by the prevailing party in such arbitration, shall be paid by the nonprevailing party in such arbitration.

          (h) The Commercial Rules of the American Arbitration Association, including the Expedited Procedures, shall be applied in any arbitration hereunder, to the extent such Rules and Procedures are not inconsistent with this Section 9.4.

     7.7 As used in this Restated Partnership Agreement, the following terms shall have the meanings indicated below, unless the context in which such term is used clearly requires a different meaning:

          (a)  "Act" shall have the meaning set forth in Section 1.1.

          (b)  "Affiliate" shall have the meaning set forth in Section 6.6.

          (c)  "Assign" shall have the meaning set forth in Section 6.2.

          (d)  "Capital Expenditures Limit" shall have the meaning set forth in
     Section 4.7.

          (e)  "Class A Limited Partners" shall have the meaning set forth in
     Section 4.1.

          (f)  "Class B Limited Partners" shall have the meaning set forth in
     Section 4.1.

          (g)  "Conflicts of Interest" shall have the meaning set forth in
     Section 4.9.

          (h)  "Direct Payroll Costs" shall have the meaning set forth in
     Section 4.10.

          (i)  "First Partner" shall have the meaning set forth in Section 7.6.

          (j)  "Full Development Date" shall have the meaning set forth in
     Section 6.4.

          (k) "General Partner" shall mean the Partner designated as the general partner in the Schedule of Partners, attached hereto as Exhibit "A", and its permitted successors and assigns.

          (l)  "Hotel Letter" shall have the meaning set forth in Section 4.7.

          (m)  "Indirect Payroll Costs" shall have the meaning set forth in
     Section 4.10.

          (n)  "LDC" shall have the meaning set forth in Section 4.7.

          (o) "Limited Partners" shall mean the Partners designated as limited partners in the Schedule of Partners, attached hereto as Exhibit "A", and their respective successors and assigns.

          (p) "Limited Partner Representatives" shall have the meaning set forth in Section 7.5.

          (q)  "Lowe Agreement" shall have the meaning set forth in Section 4.7.

          (r)  "Manage" shall have the meaning set forth in Section 2.1.

          (s)  "Management" shall have the meaning set forth in Section 4.6.

          (t) "Management Expenses" shall have the meaning set forth in Section 4.10.

          (u)  "Marketing Notice" shall have the meaning set forth in Section
     6.3.

          (v)  "MCI" shall have the meaning set forth in the Preamble.

          (w)  "MDS" shall have the meaning set forth in Section 4.9.

          (x)  "MDS Parcel" shall have the meaning set forth in Section 4.9.

          (y)  "Net Cash Flow" shall have the meaning set forth in Section 5.4.

          (z) "Original Partners" shall have the meaning set forth in Recital Paragraph A.

          (aa) "Original Partnership Agreement" shall have the meaning set forth in Recital Paragraph A.

          (bb) "Partners" shall have the meaning set forth in the Preamble.

          (cc) "Partnership" shall have the meaning set forth in Section 1.1.

          (dd) "Partnership's Share" shall have the meaning set forth in Section 4.10.

          (ee) "Partnership Property" shall have the meaning set forth in
     Section 2.1.

          (ff) "Percentage Interest" shall have the meaning set forth in Section 4.1.

          (gg) "Related Party" shall have the meaning set forth in Section 4.8.

          (hh) "Restated Partnership Agreement" shall have the meaning set forth in the Preamble.

          (ii) "Sale Authorization Notice" shall have the meaning set forth in
     Section 6.3.

          (jj) "Second Partner" shall have the meaning set forth in Section 7.6.

          (kk) "Topanga Plaza Property" shall have the meaning set forth in
     Section 4.9.

          (ll) "TPI" shall have the meaning set forth in Section 6.6.

          (mm) "Transfer Notice" shall have the meaning set forth in
     Section 6.5.

     7.8 The following Exhibits are attached to this Restated Partnership Agreement and are made a part hereof by these words of reference:

          Exhibit "A" - Schedule of Partners

          Exhibit "B" - Legal Description of Partnership Property

          Exhibit "C" - [Intentionally Omitted]

          Exhibit "D" - Legal Description of Topanga Plaza Property

          Exhibit "E" - Legal Description of MDS Parcel

          Exhibit "F" - Management Expenses

          Exhibit "G" - Form of Quarterly Reports

          Exhibit "H" - Form of Guaranty

     7.9 If any Partner incurs attorneys' fees or costs as a result of an action in connection with a default under this Restated Partnership Agreement by another Partner, then the aggrieved Partner shall be entitled to recover reasonable attorneys' fees and costs incurred by such aggrieved Partner in connection with such default. Except as set forth herein, this Agreement shall be construed and enforced in accordance with the laws of the State of California and shall inure to the benefit of, and shall be binding upon, the permitted successors and assigns of each of the Partners.

     IN WITNESS WHEREOF, the Partners have executed this Restated Partnership Agreement, in counterparts, as of the date first above written.

                                   GENERAL PARTNER:

                                        May Centers, Inc.


                                        By /s/ Louis J. Garr, Jr.
                                          --------------------------------------
                                          Louis J. Garr, Jr.
                                          Vice President

                                        By /s/ Thomas E. Frost
                                          --------------------------------------
                                          Thomas E. Frost
                                          Assistant Secretary

                       (Signature pages to Amended and Restated
                           Partnership Agreement continued)

                                   CLASS A LIMITED PARTNERS:

                                        /s/ William H. Downs, Trustee
                                        ----------------------------------------
                                        William H. Downs, Trustee for
                                        Lewis Brian Vidor

                                        /s/ Arthur E. Goetz
                                        ----------------------------------------
                                        Arthur E. Goetz, Trustee for
                                        Quentin Charles Vidor

                                        /s/ Linda LeRoy Janklow
                                        ----------------------------------------
                                        Linda LeRoy Janklow

                                        /s/ A.R. Kimbrough
                                        ----------------------------------------
                                        A.R. Kimbrough, Trustee for
                                        Debora Cassie Pool

                                        /s/ Karen Jo Silverstein
                                        ----------------------------------------
                                        Karen Jo Silverstein

                                        /s/ A.R. Kimbrough
                                        ----------------------------------------
                                        A.R. Kimbrough, Trustee for
                                        Matthew Warner Sperling

                                        /s/ Mervyn LeRoy
                                        By HIS ATTORNEY IN FACT
                                        ----------------------------------------
                                        Mervyn LeRoy

                                        /s/ Warner Lewis LeRoy
                                        ----------------------------------------
                                        Warner Lewis LeRoy

                                        /s/ Rita Rend Roedling
                                        ----------------------------------------
                                        Rita Rend Roedling

                                        /s/ Stanley K. Sheinbaum
                                        ----------------------------------------
                                        Stanley Sheinbaum


                                        Stusan, a limited partnership


                                        By /s/ Stanley K. Sheinbaum
                                          --------------------------------------
                                          Stanley K. Sheinbaum
                                          Managing Partner
                                          /s/ Susan S. Cato

                       (Signature pages to Amended and Restated
                           Partnership Agreement continued)

                                        /s/ Lewis Brian Vidor
                                        ----------------------------------------
                                        Lewis Brian Vidor

                                        /s/ Quentin Charles Vidor
                                        ----------------------------------------
                                        Quentin Charles Vidor

                                   CLASS B LIMITED PARTNER:

                                        May Centers, Inc.

                                        By /s/ William E. Grafstrom
                                          --------------------------------------
                                          William E. Grafstrom
                                          Chairman

                                        By /s/ Thomas E. Frost
                                          --------------------------------------
                                          Thomas E. Frost
                                          Assistant Secretary